Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of September 27, 2019

by and among

SUPERIOR GROUP OF COMPANIES, INC.
(formerly known as Superior Uniform Group, Inc.),

as Borrower,

FASHION SEAL CORPORATION,

as a Guarantor,

THE OFFICE GURUS, LLC,

as a Guarantor,

BAMKO, LLC,

as a Guarantor,

SUPERIOR UNIFORM ARKANSAS LLC,

as a Guarantor,

SUPERIOR UNIFORM GROUP, LLC,
(formerly known as Superior Group of Companies, LLC)

as a Guarantor,

CID RESOURCES, INC.,

as a Guarantor,

SUPERIOR GROUP HOLDINGS, INC.,

as a Guarantor,

and

BRANCH BANKING AND TRUST COMPANY,
as Lender

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 27, 2019 (the “Second Amendment Effective Date”), is by and among Superior Group of Companies, Inc. (formerly known as Superior Uniform Group, Inc.), a Florida corporation (the “Borrower”), CID Resources, Inc., a Delaware corporation (“CID”), Superior Uniform Group, LLC (formerly known as Superior Group of Companies, LLC), a Florida limited liability company (“SGC LLC”), Fashion Seal Corporation, a Nevada corporation (“Fashion Seal”), The Office Gurus, LLC, a Florida limited liability company (“TOG”), BAMKO, LLC, a Delaware limited liability company (“BAMKO, LLC”), Superior Uniform Arkansas LLC, an Arkansas limited liability company (“SU-ARK”), and Superior Group Holdings, Inc., a Texas corporation (“SGHI”), all having an address of 10055 Seminole Boulevard, Seminole, Florida 33772 (CID, SGC LLC, Fashion Seal, TOG, BAMKO, LLC, SU-ARK and SGHI are each individually sometimes referred to herein as a “Guarantor” and collectively as the “Guarantors”), and Branch Banking and Trust Company as the lender under the Credit Agreement (as hereinafter defined) (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of May 2, 2018 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Loan Documents, dated as of January 22, 2019, and as further amended, modified, extended, restated, replaced or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors have requested that the Lender make certain amendments to the Credit Agreement, including: (a) modification of the maximum Funded Indebtedness to EBITDA Ratio, (b) modification of the Applicable Libor Margin and (c) certain other changes as described herein; and

WHEREAS, the Lender is willing to make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I
AMENDMENTS TO CREDIT AGREEMENT

As of the Second Amendment Effective Date, the Credit Agreement is hereby amended in the following respects:

1.1     Amendments to Section 1.01.

(a)      The definition of “Applicable Libor Margin” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

“Applicable Libor Margin” means the following percentages per annum, determined quarterly based upon the Funded Indebtedness to EBITDA Ratio set forth in each Compliance Certificate received by the Lender pursuant to Section 6.01(c):

Level	Funded Indebtedness to EBITDA Ratio	Applicable Libor Margin for Revolving Credit Facility, Letter of Credit Fees and 2017 Term Loan	Applicable Libor Margin for 2018 Term Loan
I	< 4.00:1	0.68%	0.85%
II	> 4.00:1 but < 4.25:1	1.00%	1.15%
III	> 4.25:1 but < 4.60:1	1.25%	1.40%
IV	> 4.60:1 but < 5.00:1	1.50%	1.65%

The Applicable Libor Margin shall be effective as of the first day of the Fiscal Quarter (each, a “Rate Determination Date”) immediately following the Fiscal Quarter for which the Lender receives a Compliance Certificate pursuant to Section 6.01(c), and the Applicable Libor Margin so determined shall remain effective from such Rate Determination Date until the date which is the first day of the next Fiscal Quarter immediately following the Fiscal Quarter for which the Lender receives a Compliance Certificate pursuant to Section 6.01(c) (which latter date shall be a new Rate Determination Date); provided that (a) for the fiscal quarter ending September 30, 2019, the Applicable Libor Margin shall be Level I; and (b) if the Borrower fails to deliver to the Lender any Compliance Certificate required to be delivered pursuant to Section 6.01(c) with respect to any Fiscal Quarter, then for the period beginning on the first day of the Fiscal Quarter immediately following such Fiscal Quarter and ending on the date on which the Borrower delivers to the Lender the Compliance Certificate required to be delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter, the Advances shall bear interest, and fees with respect to Letters of Credit shall be determined, at a rate per annum determined at Level IV; provided that, at the election of the Lender, the principal amount of the Advances shall bear interest at the Default Rate upon the failure by the Borrower to deliver any Compliance Certificate as required by Section 6.01(c). Any change in the Applicable Libor Margin as of any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Advances and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided that no Applicable Libor Margin shall be decreased if a Default Condition is in existence on the Rate Determination Date.

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.01(c) with respect to any Fiscal Quarter is shown to be inaccurate (regardless of whether (x) this Agreement is in effect, (y) the commitments in respect of the Revolving Credit Facility are in effect, or (z) any Advance is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Libor Margin for any period (an “Applicable Period”) than the Applicable Libor Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Lender a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Libor Margin for such Applicable Period shall be determined as if the Funded Indebtedness to EBITDA Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Lender the accrued additional interest and fees owing as a result of such increased Applicable Libor Margin for such Applicable Period, which payment shall be promptly applied by the Lender in accordance with Section 3.08. Nothing in this paragraph shall limit the rights of the Lender with respect to Section 3.01(c) or Article 8, or any of its other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Credit Facilities and the repayment of all other Obligations hereunder.

(b)     The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is amended by deleting the clause “, which shall be adjusted monthly on the first day of each LIBOR Interest Period” therefrom.

(c)     A new definition, “Second Amendment Effective Date”, shall be added to Section 1.01 of the Credit Agreement to read as follows:

“Second Amendment Effective Date” means September 27, 2019.

1.2     Addition of Section 1.04. A new Section 1.04 shall be added to Article 1 of the Credit Agreement to read as follows:

1.04     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.3     Amendment to Section 3.06(b). Section 3.06(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

(b)     [Reserved.]

1.4     Amendment to Section 6.18. Section 6.18 of the Credit Agreement is hereby amended by replacing the value “4.00” with the value “5.00” therein.

1.5     Amendments to Schedules. Schedules 5.03, 5.16(a), 5.16(b), 5.21(b) and 5.21(c) to the Credit Agreement are amended and restated in their entirety as set forth on Schedule 1 attached hereto.

Article II
Confirmation of security interests in foreign capital stock

2.1     Confirmation of Share Charge. BAMKO, LLC hereby confirms that the security constituted by that certain Share Charge by and between BAMKO, LLC, as Chargor, and the Lender, dated as of May 2, 2018, remains in full force and effect notwithstanding the amendments and modifications to the Credit Agreement made by this Amendment, and continues to secure the Borrower’s obligations under the Credit Agreement as it has been amended by this Amendment.

2.2     Confirmation of Share Mortgage. The Borrower hereby confirms that the security constituted by that certain Share Mortgage by and between the Borrower, as Mortgagor, and the Lender, as Mortgagee, dated as of February 28, 2017, remains in full force and effect notwithstanding the amendments and modifications to the Credit Agreement made by this Amendment, and continues to secure the Borrower’s obligations under the Credit Agreement as it has been amended by this Amendment.

Article III
CONDITIONS TO EFFECTIVENESS

3.1     Closing Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

(a)     Executed Amendment. The Lender shall have received a copy of this Amendment duly executed by each of the Borrower, the Guarantors, and the Lender.

(b)     Closing Certificates; Etc. The Lender shall have received each of the following in form and substance reasonably satisfactory to the Lender:

(i)     The Lender shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including without limitation the fee set forth in the letter agreement of even date herewith between the Borrower and the Lender and reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Lender) required to be reimbursed or paid by the Borrower hereunder and under any other Loan Document.

(ii)     The Lender (or its counsel) shall have received the following:

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

(A)

a certificate of the Secretary, Assistant Secretary or other authorized officer, general partner, member or manager of each Loan Party in form and substance acceptable to the Lender, attaching and certifying copies of its articles or certificate of incorporation, articles of organization, certificate of limited partnership, bylaws, partnership agreement, limited liability company agreement or operating agreement, or comparable organizational documents and authorizations of each such Person’s board of directors, general partners, members or managers, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer, general partner, member or manager of each Loan Party executing the Loan Documents to which it is a party;

(B)

certificates of good standing, status or existence, as may be available from the Secretary of State or other issuing agency of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, partnership, or limited liability company;

(C)

favorable written opinions of Hill Ward Henderson, counsel to the Loan Parties, and certain other local counsel to the Borrower, each addressed to the Lender, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Lender shall reasonably request;

(D)

a certificate, in form and substance acceptable to the Lender, dated as of the Second Amendment Effective Date and signed by a Responsible Officer, certifying that (x) no Default Condition or Event of Default exists, (y) all representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects and (z) since the date of the most recent audited financial statements of the Loan Parties delivered to the Lender pursuant to Section 6.01 of the Credit Agreement, there shall have been no change which has had or would reasonably be expected to have a Material Adverse Effect; and

(E)

certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of the Loan Parties, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Credit Facilities, any Letters of Credit, or any transaction being financed with the proceeds thereof shall be ongoing.

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

(iii)     UCC Searches. Satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to the Lender with respect to the Borrower and the Guarantors, such searches to be conducted by a search firm in each of the locations specified by the Lender.

(iv)     Other Documents. Such other documents or items that the Lender or its counsel may reasonably request.

Article IV
MISCELLANEOUS

4.1     Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall each remain in full force and effect according to its terms.

4.2     Representations and Warranties of Borrower and Guarantors. Each of the Borrower and the Guarantors, as applicable, represents and warrants as follows:

(a)     The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by them.

(b)     This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with its terms.

(c)     The execution and delivery of this Amendment and the performance by the Borrower and the Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower and the Guarantors, nor be in contravention of or in conflict with the articles and certificates of incorporation, articles of organization, certificate of limited partnership, bylaws, partnership agreement, limited liability company agreement or operating agreement or comparable organizational documents of the Borrower and the Guarantors or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party, or by which the assets or properties of the Borrower or any Guarantor are or may become bound.

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

(d)     No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those that have already been obtained and are in full force and effect.

(e)     The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(f)     No Default Condition or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lender on the date hereof, or shall result from this Amendment.

(g)     The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected to the extent required by the terms of the Security Documents and, to the extent so perfected, prior to all other Liens.

(h)     Except as specifically provided in this Amendment, the Obligations of the Borrower and the Guarantors are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3     Reaffirmation of Obligations. Each of the Borrower and the Guarantors hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms that it is (a) bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) responsible for the observance and full performance of its respective Obligations.

4.4     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5     Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment.

4.6     Further Assurances. The Borrower and the Guarantors agree to promptly take such action, upon the reasonable request of the Lender, as is necessary to carry out the intent of this Amendment.

4.7     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

4.9     No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or any other Loan Document, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement or any other Loan Document as hereby amended. The Lender does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and the Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as hereby amended, and the other Loan Documents being hereby ratified and affirmed.

4.10     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

4.11     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.05 and 9.06 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.13     Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SUPERIOR GROUP OF COMPANIES, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

Borrower:

SUPERIOR GROUP OF COMPANIES, INC., (formerly known as SUPERIOR UNIFORM GROUP, INC.), a Florida corporation

By:	/s/ Michael J. Attinella
Michael J. Attinella,
Chief Financial Officer and Treasurer

Fashion Seal:

FASHION SEAL CORPORATION, a Nevada corporation

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.,
President

TOG:

THE OFFICE GURUS, LLC
a Florida limited liability company

By:	SUPERIOR GROUP OF COMPANIES, INC. (formerly known as SUPERIOR UNIFORM GROUP, INC.), a Florida corporation, its Sole Member

By:	/s/ Michael J. Attinella,
Michael J. Attinella,
Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Amended and Restated Credit Agreement

BAMKO, LLC:

BAMKO, LLC, a Delaware limited liability company

By:	SUPERIOR GROUP OF COMPANIES, INC. (formerly known as SUPERIOR UNIFORM GROUP, INC.), a Florida corporation, its Sole Member

By:	/s/ Michael J. Attinella,
Michael J. Attinella,
Chief Financial Officer and Treasurer

SU-ARK:

SUPERIOR UNIFORM ARKANSAS LLC, an Arkansas limited liability company

By:	SUPERIOR GROUP OF COMPANIES, INC. (formerly known as SUPERIOR UNIFORM GROUP, INC.), a Florida corporation, its Sole Member

By:	/s/ Michael J. Attinella,
Michael J. Attinella,
Chief Financial Officer and Treasurer

SGC LLC:

SUPERIOR UNIFORM GROUP, LLC (formerly known as SUPERIOR GROUP OF COMPANIES, LLC), a Florida limited liability company

By:	SUPERIOR GROUP OF COMPANIES, INC. (formerly known as SUPERIOR UNIFORM GROUP, INC.), a Florida corporation, its Sole Member

By:	/s/ Michael J. Attinella,
Michael J. Attinella,
Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Amended and Restated Credit Agreement

CID:

CID RESOURCES, INC., a Delaware corporation

By:	/s/ Andrew D. Demott, Jr.,
Andrew D. Demott, Jr.,
Vice President

SGHI:

SUPERIOR GROUP HOLDINGS, INC., a Texas corporation

By:	/s/ Michael J. Attinella
Michael J. Attinella
Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY
a North Carolina banking corporation

	By:	/s/ Thomas M. Lambert
Name: Thomas M. Lambert
Title: Senior Vice President